                                  SCHEDULE 14A
                                 (RULE 14A-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

                    PROXY STATEMENT PURSUANT TO SECTION 14(A)
                     OF THE SECURITIES EXCHANGE ACT OF 1934


         Filed by Registrant                [X]
         Filed by a Party other than
                the Registrant              [ ]


         Check the appropriate box:
         [ ]   Preliminary Proxy Statement
         [X]   Definitive Proxy Statement
         [ ]   Definitive Additional Materials
         [ ]   Soliciting Material Pursuant to ss.240.14a-11(c) or ss.240.14a-12



                           THERAPEUTIC ANTIBODIES INC.
                  (Name of Registrant as Specified in Charter)

  ----------------------------------------------------------------------------
  (Name of Person(s) Filing the Proxy Statement, if other than the Registrant)



         Payment of Filing Fee (check the appropriate box):
         [X]   No Fee Required.
         [ ]   Fee computed on table below per Exchange Act Rule 14a-6(i)(1)
               and 0-11.



         [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

                           THERAPEUTIC ANTIBODIES INC.
                             1207 17TH AVENUE SOUTH
                                    SUITE 103
                               NASHVILLE, TN 37212

THIS DOCUMENT IS IMPORTANT AND NEEDS YOUR IMMEDIATE ATTENTION. WHEN CONSIDERING WHAT ACTS TO TAKE YOU ARE RECOMMENDED TO CONTACT YOUR STOCKBROKER, BANK MANAGER, SOLICITOR, ACCOUNTANT OR OTHER INDEPENDENT INVESTMENT ADVISER. YOUR ATTENTION IS DRAWN TO THE RESOLUTION TO APPROVE AND AUTHORIZE THE COMPANY TO FILE THE CERTIFICATE OF AMENDMENT TO THE COMPANY'S AMENDED AND RESTATED CERTIFICATE OF INCORPORATION, THE PRINCIPAL TERMS OF WHICH ARE DESCRIBED IN THE PROXY STATEMENT.



                                                                  April 1, 1998

TO THE SHAREHOLDERS OF THERAPEUTIC ANTIBODIES INC.:

                  On behalf of the Board of Directors and management, I invite you to attend the Annual Meeting of Shareholders of Therapeutic Antibodies Inc. (the "Company") to be held on April 27, 1998 at 5:30 p.m., Central Time, at the University Club of Nashville, located at 2402 Garland Avenue, Nashville, Tennessee 37212.

                  The notice of meeting and proxy statement accompanying this letter describe the specific business to be acted upon.

                  In addition to the specific matters to be acted upon, there will be a report on the progress of the Company and an opportunity for questions of general interest to the shareholders.

                  IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THE MEETING. WHETHER OR NOT YOU PLAN TO ATTEND IN PERSON, YOU ARE REQUESTED TO MARK, SIGN, DATE AND PROMPTLY RETURN THE ENCLOSED PROXY CARD IN THE ENVELOPE PROVIDED.

                  If you have transferred all your Therapeutic Antibodies Inc. Common Stock, please deliver this document to the purchaser or transferee or to the agent through whom the sale of shares was executed, for delivery to the purchaser or transferee.

                                       Sincerely yours,

                                       Martin S. Brown
                                       Chairman of the Board



                                    IMPORTANT

                 COMPLETE, DATE AND SIGN THE ENCLOSED PROXY CARD
                             AND RETURN IT PROMPTLY.

                           THERAPEUTIC ANTIBODIES INC.
                             1207 17TH AVENUE SOUTH
                                    SUITE 103
                               NASHVILLE, TN 37212

                     NOTICE OF ANNUAL SHAREHOLDERS' MEETING
                                 APRIL 27, 1998

                  Notice is hereby given that the Annual Meeting of Shareholders of Therapeutic Antibodies Inc. (the "Company") will be held on April 27, 1998, at 5:30 p.m., Central Time, at the University Club of Nashville, located at 2402 Garland Avenue, Nashville, Tennessee 37212, for the following purposes:

                  AS ORDINARY BUSINESS:

                        1.     To elect ten (10) directors;

                        2. To receive and adopt the Annual Report to Shareholders and audited financial statements for the fiscal year ended December 31, 1997;

                        3. To ratify the appointment of the accounting firm of Coopers & Lybrand L.L.P. as independent auditors of the Company and its subsidiaries for the Company's 1998 fiscal year and to authorize the directors to fix their remuneration; and

                        4. To transact such other business as may properly come before the meeting or any adjournment thereof.

                  AS SPECIAL BUSINESS:

                  To consider and, if acceptable, to pass the following resolution which will be proposed as an Ordinary Resolution:

                        1. To approve and authorize the Company to file the Certificate of Amendment to the Company's Amended and Restated Certificate of Incorporation, the principal terms of which are described in the Proxy Statement.

                  Shareholders of record at the close of business on March 13, 1998 are entitled to notice of and to vote at the Annual Shareholders' Meeting.


Dated: April 1, 1998                       By order of the Board of Directors

                                           Harry G. Browne, M.D.
                                           Secretary


                                    IMPORTANT

                  WHETHER YOU EXPECT TO ATTEND THE MEETING OR NOT, PLEASE SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE IN THE ENVELOPE PROVIDED.

                           THERAPEUTIC ANTIBODIES INC.
                                 PROXY STATEMENT

INFORMATION CONCERNING THE SOLICITATION

                  This statement is furnished in connection with the solicitation of proxies to be used at the Annual Meeting of Shareholders of Therapeutic Antibodies Inc. ("TAb" or the "Company") to be held on April 27, 1998 at 5:30 p.m., Central Time, at the University Club of Nashville, located at 2402 Garland Avenue, Nashville, Tennessee 37212, and at any adjournment or adjournments thereof. This Proxy Statement and the accompanying form of proxy are first being mailed or given to shareholders of the Company on or about April 1, 1998.

                  Shareholders are urged to sign the enclosed form of proxy and return it promptly in the envelope enclosed for that purpose. Proxies will be voted in accordance with the shareholders' directions. If no directions are given, proxies will exercise their discretion as to whether, and if so, how they vote on all matters to properly come before the meeting. The Board of Directors is not aware of any matters other than those described herein which may be presented for action at the meeting. If any other matters properly come before the Annual Meeting, it is intended that the proxies will be voted with respect thereto in accordance with the judgment of the person or persons voting such proxies subject to the direction of the Board of Directors.

                  A proxy may be revoked at any time prior to the voting thereof by written request to the Company at 1207 17th Avenue South, Suite 103, Nashville, TN 37212, Attention: Harry G. Browne, M.D., Secretary. A proxy may also be revoked by submission to the Company of a more recently dated proxy. The giving of a proxy will not affect the right of the shareholders to attend the meeting and vote in person. A shareholder may revoke a proxy by attending the Annual Meeting and voting in person.

                  The close of business on March 13, 1998 has been fixed as the record date for the determination of shareholders entitled to notice of and to vote at the Annual Meeting. On that date there were 23,252,825 shares of Common Stock outstanding. Each share has one vote. The Common Stock of the Company is the only outstanding voting stock.

                              ELECTION OF DIRECTORS


                  The Company's Bylaws provide that the Board of Directors shall consist of such number of directors as may be fixed by action of the Board of Directors, but not less than three nor more than fifteen. The directors have determined that the Board of Directors shall consist of ten (10) members. The Board of Directors has nominated the ten (10) individuals named below as nominees for election as directors to serve until the 1999 Annual Meeting or until their successors shall be elected and shall qualify. All of the nominees are members of the current Board of Directors. If any nominee or nominees should be unable to accept nomination or election as a director, which is not expected, the proxies may be voted with discretionary authority for a substitute or substitutes designated by the Board of Directors. Directors are elected by a plurality of the votes cast by the shares entitled to vote at a meeting at which a quorum is present. The Bylaws of the Company do not permit shareholders to cumulate their votes in the election of directors. As a result, each shareholder may cast one vote per share for each nominee.


NOMINEES

                  The following table shows the names, ages and principal occupations of the nominees to become directors and the year in which each nominee was first elected to the Board of Directors.


Name                     Age    Principal Occupation                      Director Since
----                     ---    --------------------                      --------------
Martin S. Brown          59     Chairman of the Board                          1987

Andrew J. Heath, M.D.    49     Vice Chairman of the Board, Chief              1998
                                Executive Officer

Harry G. Browne, M.D.    68     Vice Chairman of the Board, Secretary          1984

A. J. Kazimi             40     President and Chief Operating Officer          1994

John Landon, M.D.        67     Executive Vice President - Research and        1984
                                Development

Tim Chard, M.D.          60     Senior Vice President - Research and           1984
                                Development Administration

Thomas G. Andrews        64     Chairman and Chief Executive Officer of        1985
                                Andrews and Associates, Inc. and Director
                                of Andrews & Bohman, Inc.

Robert C. Hilton         60     Founder, Chairman, Chief Executive Officer     1989
                                and President of Home Technology
                                Healthcare, Inc.

Steven L. Stroup, M.D.   59     Director of Radiation Oncology,                1985
                                Centennial Medical Center, Nashville,
                                Tennessee

Joseph D. Williams       71     Director of J.C. Penney Company, Eckerd        1992
                                Corporation and Rockefeller Financial
                                Services, Inc.


THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR THE ELECTION OF THE NOMINEES.

                  MARTIN S. BROWN, Chairman of the Board. Mr. Brown joined Jack Daniel Distillery Lem Motlow Prop, Inc., as Vice-President in 1965, and was elected President in 1973 and became chief executive in 1977. In 1983, he was elected Vice-Chairman of the parent company of Jack Daniel Distillery, Brown-Forman Corporation, a $1.6 billion (annual revenues) consumer goods company in which capacity he served until 1986. Mr. Brown is a Director of Micro Craft, a privately held corporation. Mr. Brown has served as Chairman of the Board of TAb since joining the Company in 1987, and served as Chief Executive Officer from 1987 to March 1998.

                  ANDREW J. HEATH, M.D., Vice Chairman of the Board and Chief Executive Officer. Dr. Heath holds a science degree in pharmacology from the University of London and an M.D. from Sweden's Gothenberg University. He has considerable experience in the pharmaceutical industry with Glaxo Inc. and Astra. Until 1996, he was responsible for more than 500 sales and marketing professionals for Astra U.S. as Vice President Marketing and Sales. In that post, he had profit and loss responsibility for Astra U.S.'s pharmaceutical portfolio. He served as Chief Executive Officer at AeroGen, Inc., a privately held drug delivery company, from 1996 until 1998. Dr. Heath joined the Company as a Director, Vice Chairman of the Board and Chief Executive Officer in March 1998.


                  HARRY G. BROWNE, M.D., Vice Chairman of the Board and Secretary. Dr. Browne was a founder of International Clinical Laboratories, Inc., a $250 million (annual revenues) company involved in the provision of medical laboratory testing services, where he served as Chief Executive Officer from 1970 to 1977, Treasurer from 1977 to 1987 and was Chairman of the Executive Committee until its acquisition by SmithKline Beckman Corporation in 1988. He is a Fellow of the American Society of Clinical Pathologists, the United States and Canadian Academy of Pathology, the College of American Pathologists, and a life fellow of the Royal Society of Tropical Medicine and Hygiene. Dr. Browne is a Director of Aegis Sciences Corporation and Winchester Management. Dr. Browne was a co-founder of TAb, has served on the Board of Directors since 1984 and served as Senior Vice President of Scientific and Medical Affairs until February 1998.



                  A.J. KAZIMI, President and Chief Operating Officer. Mr. Kazimi holds a life science degree from the University of Notre Dame and was a member of a Research Team at Vanderbilt University Medical Center where he also studied immunology, biochemistry and physiology at the graduate level. He obtained a Master of Business Administration degree in finance and joined Brown-Forman Corporation in 1983 where he held various financial and management positions. He became Executive Assistant to the Chairman of Jack Daniel Distillery Lem Motlow Prop. Inc. where he helped launch several new business ventures. Mr. Kazimi is also a Director of Aegis Sciences Corporation and Aegis Analytical Labs. Mr. Kazimi joined the Company in 1987 as Chief Operating Officer and Treasurer. He served as Treasurer from 1987 to 1996. Mr. Kazimi continues to serve as Chief Operating Officer of the Company and was appointed President of the Company in April 1994.


                  JOHN LANDON, M.D., Executive Vice-President - Research & Development. Dr. Landon was a co-founder of the Company in 1984. Associated with the Medical College of St. Bartholomew's Hospital since 1968, he was Professor and Chairman of the Department of Chemical Pathology until September 1995, since when he has been a full time Executive Director of the Company responsible for research and development and Chairman of TAb London and TAb Wales. Dr. Landon is widely recognized as a pioneer in the use of antibodies for diagnostics and has written many scientific articles, most of which are related to immunoassay. He is a Fellow of the Royal College of Physicians, holds Gold Medals from the British Society for Endocrinology and the Biochemical Society and has received the Senior Investigator award from the American Clinical Ligand Assay Society.

                  TIM CHARD, M.D., Senior Vice President - Research and Development Administration. Dr. Chard has been associated with the Medical College of St. Bartholomew's Hospital since 1968 where he currently serves as Professor and Chairman of the Department of Reproductive Physiology, and as honorary consultant to the Royal Hospitals Trust. He was a co-founder of the Company in 1984 and is responsible for the administration and patent affairs of the research and development work of the Company. Dr. Chard is a recognized authority in the field of immunochemistry and is the author of a standard textbook on laboratory immunology, as well as more than 400 scientific articles. He is a member of the Editorial Board of a number of medical journals. He is also a member of a World Health Organization expert panel on vaccines and a Director of Transatlantic Capital Limited, a member of the British Venture Capital Association.

                  THOMAS G. ANDREWS, Director. Mr. Andrews has been involved in the investment business since 1966 specializing in early stage technology companies, primarily in the healthcare field. He has been a Vice President of Paine Webber Incorporated, and CEO and Chairman of Technology Management Corp. and Andrews & Bohman, Inc., and is now CEO and Chairman of Andrews & Associates Inc. Mr. Andrews is a Director of Andrews & Bohman, Inc., O.P.T.S. Computer Development, J&J Engineering, Medical Equipment and Andrews & Associates. He was founding Chairman of the Education and Auditory Research Foundation and also of the Center for Medical Imaging Research at Vanderbilt University. Mr. Andrews joined the Company's Board of Directors in 1985.


                  ROBERT C. HILTON, Director. Mr. Hilton worked in the U.S. healthcare industry for many years before retiring in 1988 as Chairman and Chief Executive Officer of American HealthCorp., Inc. He is founder, Chairman and President of Home Technology Healthcare, Inc. and is a Director of Cracker Barrel Old Country Stores, Inc., a company quoted on NASDAQ, and of a privately owned company, Arcon Healthcare, Inc. He joined the Company's Board of Directors in 1989.


                  STEVEN L. STROUP, M.D., Director. Dr. Stroup is Director of Radiation Oncology at Centennial Medical Center, Nashville, Tennessee. He was a member of the Board of Governors of Hospital Corporation of America where he was Chairman of HCA's Centennial Medical Center in Nashville. He has been a Director of the Nashville-Davidson County Unit of the American Cancer Society since 1975. He joined the Company's Board of Directors in 1985.

                  JOSEPH D. WILLIAMS, Director. Mr. Williams spent his 47-year career in the pharmaceutical industry. He joined Parke-Davis as a sales representative in 1950 and held numerous executive positions becoming President in 1973 following the merger of Parke-Davis and Warner-Lambert Company. He was Chairman and Chief Executive Officer of Warner-Lambert Company from 1985 until his retirement in 1992. He is a Director of J.C. Penney Company Inc., Eckerd Corporation and Rockefeller Financial Services, Inc. He joined the Company's Board of Directors in 1992.

                  There are no family relationships between any directors or executive officers of the Company.

MEETINGS OF DIRECTORS AND COMMITTEES

                  During the last fiscal year, the Board of Directors held three regular and two special meetings. All directors attended at least 80% of the meetings of the Board of Directors held while they were directors. Additionally, the Board of Directors took one action by unanimous written consent. The Board of Directors has established the standing committees described below.

                  The Compensation Committee was appointed by the Board of Directors to administer the Company's stock plans and recommend to the Board of Directors compensation of the Company's executive officers. The Compensation Committee was comprised during 1997 of Messrs. Williams, Hilton, Dr. Stroup and, until his resignation from the Board in November, 1997, John Robb. During

1997, the Compensation Committee held two meetings and each member attended each meeting held while he was a director.

                  The Audit Committee was appointed by the Board of Directors to recommend the annual appointment of the Company's auditors, with whom the Audit Committee reviews the scope of audit and non-audit assignments and related fees, accounting principles used by the Company in financial reporting, internal auditing procedures and the adequacy of the Company's internal control principles. During 1997, the Audit Committee was comprised of Messrs. Hilton, Andrews, Williams and Robin Baillie, who resigned from the Board of Directors in December 1997. During 1997, the Audit Committee held two meetings, and each member attended each meeting held while he was a director.

                  The Nominating Committee was appointed by the Board to evaluate and recommend to the Board of Directors potential candidates for appointment to the Company's Board of Directors. Candidates may include executive officers of the Company as well as persons who are not affiliated with the Company or its subsidiaries. The Nominating Committee consisted in 1997 of Drs. Landon, Stroup and Browne, Mr. Williams and, until his resignation, Mr. Robb. The Nominating Committee held two meetings in 1997, and each member attended both meetings.

COMPENSATION OF DIRECTORS

                  Directors who are employees of the Company receive no additional compensation for serving on the Board of Directors or any committee thereof. Other than stock options, directors not otherwise employed by the Company historically have received no compensation for attending the meetings of the Board of Directors or any committee meetings, although all directors receive reimbursement for necessary travel expenses incurred in attending Board of Directors or committee meetings. Robin Baillie, who served as a director between June 1996 and December 1997, received a cash fee of U.K. (pound)10,000 for his services during his first full year as a director. All directors were eligible to participate in the Company's 1990 Stock Incentive Plan and are eligible to participate in the 1997 Stock Option Plan, and the Company has historically granted stock options to its directors.



                    ADOPTION OF AUDITED FINANCIAL STATEMENTS

                  Consistent with the customary practice of publicly traded corporations in the United Kingdom, the Company is soliciting shareholder adoption of the Company's audited financial statements for the most recently completed fiscal year. Upon the recommendation of the Audit Committee, the Board of Directors has approved the Company's audited financial statements for the fiscal year ended December 31, 1997. These financial statements, together with the notes thereto, were audited by the firm of Coopers & Lybrand L.L.P., Certified Public Accountants, as independent auditors of the Company and its subsidiaries for the 1997 fiscal year, and appear in the Company's 1997 Annual Report to Shareholders, which has been provided separately to the Company's shareholders.

                  The affirmative vote of a majority of the votes cast at the meeting is needed to receive and adopt the Company's financial statements for the fiscal year ended December 31, 1997. If such financial statements are not adopted, the matter will be referred to the Audit Committee for further review.

                  The Board recommends that the shareholders vote FOR receipt and adoption of the Company's audited financial statements for the fiscal year ended December 31, 1997.

                      SELECTION OF INDEPENDENT ACCOUNTANTS

                  Upon the recommendation of the Audit Committee, the Board of Directors has appointed the firm of Coopers & Lybrand L.L.P., Certified Public Accountants, as independent auditors of the Company and its subsidiaries for the 1998 fiscal year, subject to the approval of the shareholders. This firm has served as the independent auditors of the Company since 1989. Representatives of this firm are expected to be present at the meeting and will have an opportunity to make a statement if they desire and will be available to respond to appropriate questions.

                  The affirmative vote of a majority of the votes cast at the meeting is needed to ratify the appointment of Coopers & Lybrand L.L.P. as auditors of the Company for 1998. If the appointment is not approved, the matter will be referred to the Audit Committee for further review.

                  The Board recommends that the shareholders vote FOR ratification of the appointment of Coopers & Lybrand L.L.P. as auditors of the Company for 1998 and authorization of the Board of Directors to fix their remuneration.



                      APPROVAL OF CERTIFICATE OF AMENDMENT
                         TO CERTIFICATE OF INCORPORATION

REASONS FOR AMENDMENT

                  The Company is seeking shareholder approval of an amendment to the Company's Amended and Restated Certificate of Incorporation (the "Certificate of Incorporation") to (i) increase the number of authorized shares of Common Stock and (ii) authorize a number of shares which may be designated as preferred stock ("Preferred Stock").

                  The Company is considering raising additional capital to finance its research and development activities and for general corporate purposes. The proposed amendments are directly related to the Company's proposed financing plans. The Company's Certificate of Incorporation currently authorizes 30,000,000 shares of Common Stock. No shares of Preferred Stock are authorized. Should the Board of Directors determine that it is appropriate to issue convertible securities as part of its fund raising, the Company's Certificate of Incorporation must authorize a sufficient number of shares of Common Stock for issuance upon conversion as of the date the convertible securities are first issued. Accordingly, the Board of Directors of the Company has determined that it is in the best interests of the Company to seek shareholder approval of an increase in the number of authorized shares of Common Stock at the Annual Meeting.

                  The Board of Directors has also determined that it is in the best interests of the Company to amend the Certificate of Incorporation to authorize shares of Preferred Stock. Although the Company has not determined that shares of Preferred Stock will be sold, the Board of Directors has determined that such authorization is necessary to obtain financing on the most favorable terms, and will give the Board of Directors more flexibility to structure any future transaction.

                  On March 23, 1998, the Board of Directors approved the proposed Certificate of Amendment to the Company's Amended and Restated Certificate of Incorporation (the "Amendment"), as further described below. Unless the Amendment is approved by the Company's shareholders, the financing alternatives available to the Company will be limited, and may require the Company to pursue other financing arrangements, either in the United States or abroad, as to which it has no current plans or commitments.

PREFERRED STOCK

                  If the Amendment is approved by shareholders at the Annual Meeting, the Company's Board of Directors would have the authority, subject to limitations prescribed by Delaware law, to designate one or more series of Preferred Stock, to fix the number of shares constituting each series of Preferred Stock and the designations and powers, preferences and relative participating, optional or other special rights and qualifications, limitations or restrictions thereof, including such provisions as may be desired concerning voting, redemption, dividends, dissolution or the distribution of assets, conversion or exchange, and such other subjects or matters as may be fixed by resolution of the Board of Directors. The issuance of Preferred Stock, while providing flexibility in raising capital for research and development and general corporate purposes, could, among other things, adversely affect the voting power of the holders of Common Stock and, under certain circumstances, make it more difficult for a third party to acquire, or discourage a third party from acquiring, a majority of the outstanding voting stock of the Company.

                  If the Board of Directors decides to issue shares of Preferred Stock, the Board of Directors would authorize the Company to file with the Delaware Secretary of State a Certificate of Designation, pursuant to which a number of shares of the Company's capital stock would be designated as a series of Preferred Stock, having such rights and preferences as the Board of Directors, in its sole discretion, may determine.

AMENDMENT TO AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

                  The Amended and Restated Certificate of Incorporation of the Company currently authorizes the issuance of 30,000,000 shares of Common Stock, par value $.001 per share. On March 23, 1998, the Board of Directors of the Company approved an amendment to the Company's Amended and Restated Certificate of Incorporation to change the number of authorized shares to 40,000,000 shares of capital stock, divided into two classes as follows: (i) 39,000,000 shares of Common Stock, par value $.001 per share, and (ii) 1,000,000 shares of Preferred Stock, par value $.01 per share. The Amendment would provide that the Board of Directors of the Company would have the authority to designate one or more series of Preferred Stock having such rights and preferences as the Board may from time to time determine, and to issue such shares as so designated. A complete copy of the proposed Certificate of Amendment to Amended and Restated Certificate of Incorporation will be available for inspection at the Annual Meeting or at the Company's offices.

REQUIRED VOTE

                  Shareholder approval of the Amendment is required by the terms of the Company's Certificate of Incorporation, Delaware law and the Listing Rules of the London Stock Exchange. Adoption of the Amendment is conditioned on the affirmative vote of the holders of a majority of the shares of Common Stock present or represented and entitled to vote at the Annual Meeting.

                  The foregoing is intended to be a description of the principal features of the Amendment and is qualified in its entirety by reference to the complete text of the Certificate of Amendment to Amended and Restated Certificate of Incorporation, a copy of which will be available for inspection at the Annual Meeting. A copy of the Certificate of Amendment is also available from the Company upon request, or may be inspected at the principal office of the Company at 1207 17th Avenue South, Suite 103, Nashville, Tennessee 37212 or the office of TAb London Limited at 14-15 Newbury Street London EC1A 7HU during normal business hours on any weekday (Saturdays, Sundays and public holidays excepted) from the date of this document until the Annual Meeting and at the place of the Annual Meeting fifteen minutes before the meeting and during the meeting. See, "General Information."

                  The Board of Directors recommends that the shareholders vote FOR the adoption of the Amendment which the Board considers to be in the best interests of shareholders as a whole.

                               EXECUTIVE OFFICERS

                  The executive officers of the Company are as follows:



Name                       Age      Position
----                       ---      --------
Martin S. Brown            59       Chairman of the Board

Andrew J. Heath, M.D.      49       Vice Chairman of the Board and Chief
                                    Executive Officer

Harry G. Browne, M.D.      68       Vice Chairman of the Board and Secretary

A. J. Kazimi               40       President and Chief Operating Officer

John Landon, M.D.          67       Executive Vice President - Research and
                                    Development

Tim Chard, M.D.            60       Senior Vice President - Research and Development
                                    Administration

Glyn O. Edwards            42       Vice President - Business Development

Carol Clark-Evans          38       Vice President of Regulatory and Clinical Affairs


                  GLYN O. EDWARDS, Vice President - Business Development. Mr. Edwards has worked with Celltech Plc and 3M United Kingdom PLC. He was a founder of Oros Instruments Limited, and is a director and shareholder of Elara Associates Limited. From 1995 until 1998, Mr. Edwards worked as a consultant to the Company through Elara Associates Limited. He became the Vice President - Business Development in January, 1998. Mr. Edwards has announced that, effective June 1, 1998, he will be leaving the Company to become Chief
Executive Officer of Antisoma, a privately held U.K. biotechnology company.


                  CAROL CLARK-EVANS, Vice President of Regulatory and Clinical Affairs. Ms. Clark-Evans held regulatory positions at Pharmacia & Upjohn, Inc. and Solvay Pharmaceuticals, Inc. and was Manager, Regulatory Affairs at Corning Besselaar, Inc., one of the world's largest contract research organizations. She joined the Company in 1996 and is responsible for its worldwide regulatory affairs.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

                  The following table sets forth the number of shares held beneficially, directly or indirectly, as of March 13, 1998, by (i) all beneficial owners of more than 5% of the Company's Common Stock, (ii) all directors and Named Executive Officers of the Company, and (iii) all directors and executive officers as a group, together with the percentage of the outstanding shares which such ownership represents.



NAME AND ADDRESS                             AMOUNT AND NATURE
OF BENEFICIAL OWNER                     OF BENEFICIAL OWNERSHIP (3)  PERCENT OF CLASS (4)
-------------------                     ---------------------------  --------------------
Martin S. Brown (1) (2)                        2,895,633(5)                12.3%

Andrew J. Heath, M.D.                             15,000                    *

Harry G. Browne, M.D. (1)(2)                     518,289(6)                 2.2

A. J. Kazimi (1) (2)                             373,000(7)                 1.6

John Landon, M.D. (1) (2)                      1,092,325(8)                 4.7

Tim Chard, M.D. (1)                            1,050,790(9)                 4.5

Glyn O. Edwards(2)                                12,000(10)                *
  20 Ashley Park
  Maidenhead, Berks (U.K.) SL6 8EZ

Steven L. Stroup, M.D.                           423,200(11)                1.8
  Columbia Centennial Medical Center
  2300 Patterson
  Nashville, TN 37203

Joseph D. Williams                               263,672(12)                1.1
  182 Tabor Rd.
  Morris Plains, NJ 07950

Robert C. Hilton                                 157,424(13)                *
  2100 West End Ave.
  Nashville, TN 37203

Thomas G. Andrews                                152,445(14)                *
  2207 Crestmoor
  Nashville, TN 37215

All directors and executive officers           6,968,254(15)               28.7
  as a group (12 persons)


Republic of Singapore                          1,563,250                    6.8
  54 Lombard Street
  London
  EC3T 3AH


-----------------------------
*     Indicates less than 1% ownership
(1) The address for Messrs. Brown, Heath, Browne, Kazimi, Landon and Chard is c/o the Company, 1207 17th Avenue South, Suite 103, Nashville, Tennessee 37212.
(2)   Named Executive Officers.
(3) Beneficial ownership is deemed to include shares of the Company's Common Stock which an individual has a right to acquire within 60 days of the date of this Proxy Statement upon the exercise of options. The table includes options granted under the Company's 1990 Stock Incentive Plan and its 1997 Stock Option Plan

      (collectively, the "Option Plans"). These shares are deemed to be outstanding for the purposes of computing the percentage ownership of that individual but are not deemed outstanding for the purposes of computing the percentage of any other person. Unless otherwise noted in the following footnotes, the persons as to whom information is given had sole voting and investment power over the shares of Common Stock shown as beneficially owned.
(4)   Computation based upon 23,252,825 shares outstanding on March 13, 1998.
(5) Includes 179,804 shares of Common Stock owned by Mr. Brown's spouse, 64,000 shares of Common Stock issuable upon the exercise of warrants outstanding, 6,250 shares of Common Stock registered in the name of the Cockayne Fund, Inc., over which Mr. Brown shares investment control, 170,000 shares of Common Stock issuable upon the exercise of options granted pursuant to the Option Plans, 68,449 shares of Common Stock held in an Individual Retirement Account, 645,706 shares of Common Stock held by the Atticus Trust of which Mr. Brown is a trustee, and 30,000 shares of Common Stock issuable upon the exercise of outstanding warrants held by the Atticus Trust.
(6) Includes 207,500 shares of Common Stock issuable upon the exercise of options granted pursuant to the Option Plans, 254,789 shares registered in the name of the Browne Family Trust, and 56,000 shares registered in the name of the Margaret G. Browne Trust, of which Dr. Browne is a trustee.
(7) Includes 95,000 shares of Common Stock issuable upon the exercise of options granted pursuant to the Option Plans.
(8) Includes 1,142 shares of Common Stock owned by Dr. Landon's spouse and 115,000 shares of Common Stock issuable upon the exercise of options granted pursuant to the Option Plans.
(9) Includes 45,000 shares of Common Stock issuable upon the exercise of options granted pursuant to the Option Plans.
(10) Includes 12,000 shares issuable upon the exercise of options granted pursuant to the Option Plans.
(11) Includes 14,000 shares of Common Stock issuable upon the exercise of outstanding warrants, 30,000 shares of Common Stock issuable upon the exercise of options granted pursuant to the Option Plans and 64,218 shares held in a profit sharing plan.
(12) Includes 5,000 shares of Common Stock issuable upon the exercise of outstanding warrants and 130,000 shares of Common Stock issuable upon the exercise of options granted pursuant to the Option Plans.
(13) Includes 10,000 shares of Common Stock issuable upon the exercise of outstanding warrants and 49,000 shares of Common Stock issuable upon the exercise of options granted pursuant to the Option Plans.
(14) Includes 35,925 shares of Common Stock owned by Mr. Andrews' spouse and 39,500 shares of Common Stock issuable upon the exercise of options granted pursuant to the Option Plans.

(15) Includes 123,000 shares of Common Stock issuable upon the exercise of outstanding warrants and 905,000 shares of Common Stock issuable upon the exercise of options granted pursuant to the Option Plans.


COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934

                  All filings under Section 16(a) of the Securities Act of 1934 required to be made by directors, executive officers and 10% shareholders of the Company during 1997 were made on a timely basis.

LEGAL PROCEEDINGS

                  There is no pending litigation against the Company.

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

                  The following table sets forth for the years ended December 31, 1995, 1996 and 1997, the compensation paid to or accrued by or on behalf of the Company's Chairman and Chief Executive Officer and the four other most highly compensated executive officers of the Company (collectively, the "Named Executive Officers") whose cash compensation was in excess of $100,000.





                                                                                     LONG TERM COMPENSATION
                                                                               -------------------------------------
                                        ANNUAL COMPENSATION(1)                          AWARDS            PAYOUTS
                     --------------------------------------------------------   -----------------------  ----------
                                                                                RESTRICTED   SECURITIES
     NAME AND                                                  OTHER ANNUAL       STOCK      UNDERLYING    LTIP        ALL OTHER
PRINCIPAL POSITION   YEAR       SALARY($)           BONUS($)  COMPENSATION($)    AWARDS($)   OPTIONS(#)  PAYOUTS($)  COMPENSATION($)
------------------   ----       ---------           --------  ---------------    ---------   ----------  ----------  ---------------
Martin S. Brown      1997         $196,667               $0           $0            $0             0    $925,249(2)           $0
    Chairman         1996          170,000                0            0             0        90,000           0               0
                     1995          153,158                0            0             0             0           0               0

A.J. Kazimi          1997         $171,548               $0           $0            $0             0    $712,176(3)           $0
    President,       1996          155,139                0            0             0        60,000           0               0
    Chief            1995          142,900                0            0             0             0           0               0
    Operating
    Officer

John Landon, M.D.    1997     pound 90,000(4)  pound  5,000   pound    0     pound   0             0    pound  0       pound   0
    Executive Vice   1996           82,000                0            0             0        45,000           0               0
    President -      1995           52,000                0            0             0        15,000           0               0
    Research and
    Development

Glyn O. Edwards      1997     pound 75,000(5)  pound 20,000            0     pound   0        40,000    pound  0       pound   0
    Vice President   1996                0                0            0             0         6,000           0               0
    - Business       1995                0                0            0             0        20,000           0               0
    Development

Harry G. Browne,     1997         $105,000               $0           $0            $0             0          $0              $0
    M.D.             1996           78,333                0            0             0        15,000           0               0
    Vice Chairman,   1995           75,000                0            0             0             0           0               0
    Secretary



-----------------------------

(1) These executive officers did not receive any annual compensation not properly categorized as salary, except for certain perquisites or other benefits the aggregate incremental cost of which to the Company for each officer did not exceed the lesser of $50,000 or 10% of the total of annual salary and bonus reported for each such officer.

(2) During 1997, Mr. Brown donated warrants to purchase 373,333 shares of the Company's Common Stock to the Atticus Trust, of which Mr. Brown is a trustee, which then paid the Company $418,750 to exercise the donated warrants. As of December 31, 1997, the Company's Common Stock received and held by the Atticus Trust as a result of exercising the warrants had a market value of $1,343,999. All of the warrants would have expired in May 1997.
(3) During 1997, Mr. Kazimi paid the Company $46,625 to exercise warrants to purchase 44,667 shares of Company Common Stock. As of December 31, 1997, Mr. Kazimi continued to hold all of the shares of Common Stock received pursuant to the exercise of the warrants, which had an aggregate market value of $160,801. Mr. Kazimi also disposed of warrants to purchase an aggregate of 142,000 shares of the Company's Common Stock for total consideration of $598,000.

(4) Dr. Landon is employed by the Company's TAb Wales Limited subsidiary and is compensated in British Pounds. Stated in December 31, 1997 U.S. Dollars, Dr. Landon's salary for 1997, 1996 and 1995 was $156,275, $134,890 and $85,540, respectively.
(5) Mr. Edwards is compensated in British Pounds. Stated in December 31, 1997 U.S. Dollars, Mr. Edwards' salary and bonus for 1997 was $156,275. For years prior to 1997, Mr. Edwards, through Elara Associates Limited, performed services for the Company on a consulting basis

                  The Company has no long-term incentive plans, as that term is defined in Securities and Exchange Commission regulations, and the Company has no defined benefit or actuarial plans covering employees of the Company. The Company granted no Stock Appreciation Rights ("SARs") in 1997.

OPTION GRANTS IN LAST FISCAL YEAR

                  The following table sets forth certain information regarding grants of stock options made to the Named Executive Officers during 1997.



                                                                                        POTENTIAL REALIZABLE VALUE
                                                                                          AT ASSUMED ANNUAL RATES
                                                                                        OF STOCK PRICE APPRECIATION
                                                INDIVIDUAL GRANTS                           FOR OPTION TERM (2)
                      --------------------------------------------------------------    ---------------------------
                                          PERCENTAGE OF
                         NUMBER OF        TOTAL OPTIONS
                         SECURITIES        GRANTED TO      EXERCISE OR
                         UNDERLYING       EMPLOYEES IN     BASE PRICE     EXPIRATION
   NAME                OPTIONS GRANTED    FISCAL YEAR      ($/SH)(1)        DATE           5%($)        10%($)
---------------        ---------------    ------------     -----------    ----------      -------       ------
Martin S. Brown               0                0%             N/A            N/A          $     0      $      0

A. J. Kazimi                  0                0%             N/A            N/A                0             0

John Landon, M.D.             0                0%             N/A            N/A                0             0

Glyn O. Edwards          25,000(3)            .5%            $6.00         5/31/07         94,500       145,000
                         15,000(4)            .3%            $4.50         11/20/07        42,600       108,000

Harry G. Browne              0                 0%             N/A            N/A                0             0

---------------------
(1) All options were granted at or above the fair market value on the date of grant, which value, prior to the Company's initial public offering in 1996, was determined by the Board of Directors.
(2) The 5% and 10% assumed annual rates of compounded stock price appreciation are mandated by rules of the Securities and Exchange Commission. There can be no assurance provided to any executive officer or any other holder of the Company's securities that the actual stock price appreciation over the term will be at the assumed 5% and 10% levels or at any other defined level. Unless the market price of the Common Stock appreciates over the option term, no value will be realized from the option grants made to the Named Executive Officers.
(3)  5,000 options become exercisable on each of 6/1/98, 6/1/99, 6/1/00, 6/1/01 and 6/1/02.
(4) 9,000 options become exercisable on 11/20/2000; 3,000 options become exercisable on each of 11/20/2001 and 11/20/2002.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION
VALUES

                  None of the Named Executive Officers exercised any stock options in 1997. The following table provides certain information, with respect to the Named Executive Officers, concerning the unexercised options at December 31, 1997.

                         NUMBER OF SECURITIES UNDERLYING      VALUE OF UNEXERCISED
                             UNEXERCISED OPTIONS AT          IN-THE-MONEY OPTIONS AT
                               FISCAL YEAR END (#)             FISCAL YEAR END ($)
                        ------------------------------     ---------------------------
      NAME              EXERCISABLE     UNEXERCISABLE      EXERCISABLE   UNEXERCISABLE
---------------         -----------     -------------      -----------   -------------
Martin S. Brown          140,000            60,000          $134,500          $0


A. J. Kazimi              75,000            40,000          $ 67,250          $0


John Landon, M.D.        100,000            30,000          $106,750          $0


Glyn O. Edwards            6,000            60,000          $      0          $0


Harry G. Browne          202,500            10,000          $464,125          $0



EMPLOYMENT AGREEMENTS

                  The Company, through its TAb Wales Limited subsidiary, entered into a Service Agreement with Dr. Landon effective July 1, 1996, pursuant to which Dr. Landon is employed as Executive Vice President - Research and Development. Dr. Landon's base annual salary under the Service Agreement is (pound)82,000, subject to annual review. The agreement is terminable by either party upon not less than 12 months prior written notice. There are no provisions in the Service Agreement for compensation upon early termination of Dr. Landon's employment. The Service Agreement also provides that Dr. Landon shall keep confidential certain information acquired in connection with his services on behalf of the Company and shall apply for and assign to the Company all intellectual property rights relating to methods, devices, inventions or improvements made or discovered by Dr. Landon in the course of his duties for the Company. Dr. Landon further agrees, for a period of one year after the termination of his employment with the Company, not to solicit the business or employees of the Company or to compete with the Company within certain geographical areas.

                  The Company entered into an Employment Agreement with Andrew
J. Heath, effective February 6, 1998, pursuant to which Dr. Heath is employed as Vice Chairman and Chief Executive Officer of the Company. Dr. Heath's base annual salary under the Employment Agreement is $215,000, subject to periodic review. In addition to the annual base salary, Dr. Heath is entitled to receive an annual bonus, the amount of which is determined by the Compensation Committee of the Board of Directors at its sole discretion. The Employment Agreement is terminable by either party upon thirty days prior written notice. Upon termination by the Company without cause, Dr. Heath is entitled to severance compensation in the amount of his annual base salary. The Employment Agreement also provides that Dr. Heath keep confidential certain information acquired in connection with his services on behalf of the Company pursuant to the terms of a Confidentiality Agreement dated February 7, 1998 between the Company and Dr. Heath. Dr. Heath further agrees, for a period of two years after the termination of his employment with the Company, not to solicit the business or employees of the Company within the United States or the United Kingdom.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

                  The members of the Compensation Committee of the Company's Board of Directors are Mr. Williams, Mr. Hilton and Dr. Stroup. There are no interlocking relationships among the members of the Compensation Committee.

1990 STOCK INCENTIVE PLAN

                  The Board of Directors of the Company has adopted, with approval of the Company's shareholders, the 1990 Stock Incentive Plan as amended (the "1990 Plan"). The 1990 Plan provides for the grant to (i) key employees of the Company of stock options complying with Section 422A of the Internal Revenue Code ("incentive stock options") or (ii) advisors, officers and directors of the Company of stock options not qualifying under such provision ("non-qualified options"), for the purchase of an aggregate of up to 1,650,000 shares of Common Stock, as well as stock appreciation rights ("SARs"). The 1990 Plan provides for adjustment of the number of shares available under the Plan in the event of stock splits, stock dividends and certain other events. The 1990 Plan also provides that if the Company shall not be the surviving corporation in a business combination, the holder of an outstanding option will be entitled to purchase stock in the surviving corporation on the same terms and conditions as the option. Options are non-transferable, and options and SARs are subject to any restrictions contained in the grant and applicable securities laws.

1997 STOCK OPTION PLAN

                  In 1997, the Board of Directors of the Company adopted and the Company's shareholders approved at the 1997 Annual Meeting of Shareholders, the Company's 1997 Stock Option Plan (the "1997 Stock Option Plan"). The 1997 Stock Option Plan provides for the grant of stock options and stock appreciation rights ("SARs") to directors, employees, consultants or advisors of the Company. The 1997 Stock Option Plan distinguishes between stock options granted to (a) eligible plan participants, generally ("Eligible Participants"), and (b) plan participants who are residents of the United Kingdom and who are eligible to participate ("U.K. Participants"), and contains provisions applicable to the grant of options to each. Options granted to Eligible Participants pursuant to the 1997 Stock Option Plan may, at the discretion of the Compensation Committee, be incentive stock options or non-qualified options. A total of 1,100,000 shares of Common Stock have been reserved for issuance under the 1997 Stock Option Plan. The 1997 Stock Option Plan provides for adjustment of the number of shares available under the plan in the event of stock splits, stock dividends and certain other events. The 1997 Stock Option Plan also provides that if the Company shall not be the surviving corporation in a business combination, all outstanding options will terminate, provided that, subject to certain limitations under the Internal Revenue Code, all outstanding options shall become exercisable immediately prior to such transaction whether or not the vesting requirements of such options have been satisfied, unless the Compensation Committee elects to convert all options into options to purchase stock of an acquiring corporation. Options are non-transferable, except by will or pursuant to the laws of descent and distribution; provided, that non-qualified options may be transferable to the extent provided in the applicable stock option agreement. Options and SARs are also subject to any restrictions contained in the grant and applicable securities laws.

401(K) PLAN

                  The Company has established the Therapeutic Antibodies Inc. 401(k) Savings Plan (the "401(k) Plan"), which is a qualified retirement plan under Sections 401(a) and 401(k) of the Internal Revenue Code of 1986, as amended. All U.S. employees of the Company are eligible to participate in the 401(k) Plan after completion of one year of employment. The 401(k) Plan permits eligible employees to contribute from 1% to 15% of their earnings to the 401(k) Plan by payroll deduction, subject to certain other statutory limits. The 401(k) Plan permits the Company to make discretionary matching contributions or other employer contributions to the 401(k) Plan each year. The Company currently does not make matching contributions to the 401(k) Plan.

             COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION


GENERAL

                  The Board of Directors of the Company has a Compensation Committee consisting of Mr. Hilton, Dr. Stroup and Mr. Williams. The Compensation Committee has the responsibility for establishing and administering a general compensation policy and program for the Company. The Compensation Committee also is responsible for administering all of the Company's employee benefit plans, including all stock option plans, bonus plans, retirement plans, medical and insurance plans. Subject to the provisions of these employee benefit plans, the Compensation Committee must determine the individuals eligible to participate in each one of the plans, the extent of such participation and the terms and conditions under which benefits may be vested, received or exercised.

EXECUTIVE COMPENSATION

                  The Compensation Committee intends for the Company's executive compensation program to attract, motivate and retain key executive officers of the Company, its subsidiaries and affiliated entities, and to provide for (i) base salaries competitive with those paid by comparable biotechnology companies,
(ii) variable annual incentives which would reflect executive officers' contributions to the Company's annual performance objectives, and (iii) a variable long-term incentive program utilizing equity ownership in the Company which would reflect executive officers' contributions to the Company's achievement of longer-term goals.

                  Executive compensation for the Company in 1997 was comprised of three elements: (1) base salaries, (2) incentive bonus compensation and (3) equity-based compensation.

                  Base Salary. The Compensation Committee endeavors to establish base salary levels for executives of the Company which are consistent with those provided for similarly situated executives of other biotechnology companies. In establishing such levels, the Committee considers compensation for executives of other publicly traded biotechnology companies, as well as other publicly traded companies of similar size and with a similar growth rate. As a development stage company without substantial earnings, however, the Committee must balance the need to attract and retain key scientists and executives with budgetary constraints. The annual salaries for the executive officers of the Company are usually approved by the Board of Directors, upon recommendation of the Compensation Committee, at the Board of Directors' annual meeting each April. The 1997 salaries of the Company's executive officers were established or adjusted based on management's subjective assessment of the nature of their positions, the experience of the individuals filling the positions and the tenure of such individuals with and their general contribution to the Company.

                  Incentive Bonus Compensation. In addition to base salary, the Compensation Committee recommends to the Board of Directors cash incentive compensation for certain executives of the Company, based upon each such executive's success in meeting qualitative and quantitative performance goals on an annual basis. Bonus determinations are made on a case-by-case basis, taking into account appropriate quantitative and qualitative factors, and there is no fixed relationship between any particular performance factor and the amount of a given executive's bonus.

                  Equity-Based Compensation. In addition to cash incentive compensation, the Company has always utilized equity-based compensation in the form of stock options as an incentive to encourage its executives to work to meet its operational goals. The Compensation Committee reviews and administers the 1990 Stock Incentive Plan and 1997 Stock Option Plan, under which granted options typically vest over a one to ten-year period. Specific grants are determined taking into account an executive's current responsibilities and historical performance, as well as the executive's perceived contribution to the Company's results of operations. Options are also used to give incentive to newly-promoted officers at the time that they are asked to assume greater responsibilities. In evaluating option grants, the Compensation Committee considers prior grants and shares currently held, as well as the recipient's success in meeting operational goals and the recipient's level of responsibility. However, no fixed formula is utilized to determine particular grants. The Compensation Committee believes that the opportunity to acquire a significant equity interest in the Company is a strong motivation for the Company's executives to pursue the long-term interests of the Company and its stockholders, and promotes the retention of key executives.

                  In addition, the Company has a health benefits plan and a 401(k) Plan in which all U.S. employees, including the Named Executive Officers, are permitted to participate. All employees and Named Executive Officers are subject to the same terms and conditions relating to eligibility and are subject to the same limitations as to amounts that may be contributed.

CHIEF EXECUTIVE OFFICER COMPENSATION FOR FISCAL YEAR 1997

                  As Chairman of the Board and Chief Executive Officer of the Company during 1997, Martin Brown's annual base salary for 1997 was set at $210,000, effective April 1997 until April 1998. This salary level was determined with regard to the progress made by the Company in the advancement of its various products and the Compensation Committee's review of executive compensation for executive officers of other biotechnology companies.

                                  COMPENSATION COMMITTEE


                                  Robert C. Hilton
                                  Steven L. Stroup, M.D.
                                  Joseph D. Williams

                          COMPARATIVE PERFORMANCE GRAPH

                  The Commission requires the Company to include in this Proxy Statement a line graph which compares the yearly percentage change in cumulative total shareholder return on the Company's Common Stock with (a) the performance of a broad equity market indicator, and (b) the performance of a published industry index or peer group. The following graph compares the yearly percentage change in the return on the Company's Common Stock since June 30, 1995, the effective date of the Company's Registration Statement of Form 10 filed with the Securities and Exchange Commission, with the cumulative total return on the CRSP Index for Nasdaq Stock Market Companies (U.S. and Foreign) and the CRSP Index for Nasdaq Stock Market Pharmaceutical Companies (U.S. and Foreign). The graph assumes the investment on June 30, 1995 of $100 in the Company's Common Stock and that all dividends were reinvested at the time they were paid.


6/30/95          12/31/95       6/30/96       12/31/96    06/30/97     12/31/97
-------          --------       -------       --------    --------     --------
                                      Dollars
$250.00          $200.00        $150.00       $100.00      $50.00       $0.00

-------------------------------------------------------------------------------
                                     LEGEND

Symbol  CRSP Total Returns Index for:             6/30/95  12/31/95 12/31/96  12/31/97
------  -----------------------------             -------  -------- --------  --------
 [ ]    Nasdaq Stock Market (US and Foreign)      $100.00   $112.50  $138.31   $169.20

  +     Nasdaq Stocks (SIC 2830-2839 US and
        Foreign) Pharmaceuticals                  $100.00   $146.00  $146.18   $151.00

  -     Therapeutic Antibodies Inc.               $100.00   $137.50  $152.00   $142.22


 NOTES:

   A.      The lines for Nasdaq indexes represent monthly index levels derived from compounded daily returns that include all
           dividends.
   B. Prior to the Company's initial public offering on July 23, 1996, returns were calculated based on the offering price for the
           Company's Common Stock as determined by the Board of Directors and may not be indicative of the actual market price for the
           Common Stock or actual returns thereon.
   C.      Subsequent to July 23, 1996, returns were calculated based on the closing prices of the Company's Common Stock on the
           measurement dates as reported on the London Stock Exchange.
   D. The indexes are reweighted daily, using the market capitalization on the previous trading day.
   E. If the monthly interval, based on the fiscal year-end, is not a trading day, the preceding trading day is used.
   F.      The index level for all series was set to $100.00 on 6/30/95.
--------------------------------------------------------------------------------

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

                  During 1995 and 1996, Martin Brown provided personal guarantees of the Company's indebtedness in the principal amount of $1,000,000 to SunTrust Bank, Nashville, N.A. ("SunTrust Bank"), which were secured by real estate, securities or by a personal general pledge. On April 12, 1996, Mr. Brown obtained a $1,000,000 secured credit facility from SunTrust Bank. Mr. Brown used this facility to repay in full the Company's $450,000 note payable to SunTrust Bank (which note had been guaranteed by Mr. Brown), and to advance $550,000 to the Company for working capital purposes. To evidence this debt, the Company issued to Mr. Brown, on April 12, 1996, a 30-day note bearing interest at 12% per annum, which note was renewed for an additional 30 days on May 12, 1996. On June 7, 1996, the Company repaid to Mr. Brown $500,000 of this obligation and issued to Mr. Brown a new 60-day note for $500,000 bearing interest at an annual rate of 12%. Also on June 7, 1996, Mr. Brown purchased two units (at $250,000 each) of the Company's 15% Subordinated Promissory Notes due May 1, 1997 (the "15% Notes"), which the Company was then offering to investors. On June 18, 1996, the Company repaid to Mr. Brown $250,000 principal amount of the June 7, 1996 $500,000 note and Mr. Brown purchased an additional $250,000 unit of the Company's 15% Notes. The Company evidenced the balance of its obligation to Mr. Brown by issuing him a new promissory note in the principal amount of $250,000 bearing interest at an annual rate of 12%, which note is payable in full, together with accrued interest, on December 31, 1998.

                               GENERAL INFORMATION

SHAREHOLDER PROPOSALS FOR 1999 ANNUAL MEETING

                  Shareholder proposals intended to be presented at the 1999 annual meeting of shareholders must be received by the Company at its executive offices at 1207 17th Avenue South, Suite 103, Nashville, Tennessee 37212 no later than December 29, 1998, in order to be included in the proxy statement and form of proxy for that meeting.

COUNTING OF VOTES

                  All matters specified in this Proxy Statement that are to be voted on at the Annual Meeting will be by written ballot. Inspectors of election will be appointed to, among other things, determine the number of shares outstanding, the shares represented at the Annual Meeting, the existence of a quorum and the authenticity, validity and effect of proxies, to receive votes of ballots, to hear and determine all challenges and questions in any way arising in connection with the right to vote, to count and tabulate all votes and to determine the result. Each item presented herein to be voted on at the Annual Meeting must be approved by the affirmative vote of the holders of the number of shares described under each such item. The inspectors of election will treat shares represented by proxies that reflect abstentions as shares that are present and entitled to vote for purposes of determining the presence of a quorum. Abstentions, however, do not constitute a vote "for" or "against" any matter and thus will be disregarded in the calculation of "votes cast".

                  Inspectors of election will treat shares referred to as "broker non-votes" as shares that are present and entitled to vote for purposes of determining the presence of a quorum. However, for purposes of determining the outcome of any matter as to which the broker has physically indicated on the proxy that it does not have discretionary authority to vote, those shares will be treated as not present and not entitled to vote with respect to that matter (even though those shares are considered entitled to vote for quorum purposes and may be entitled to vote on other matters).

MISCELLANEOUS

                  The solicitation of proxies in the enclosed form is made on behalf of the Board of Directors of the Company. The entire cost of soliciting these proxies will be borne by the Company. In addition to being solicited through the mails, proxies may be solicited personally or by courier service, telephone or telegraph by officers, directors and employees of the Company, who will receive no additional compensation for such activities. Arrangements will also be made with brokerage houses and other custodians, nominees and fiduciaries to forward solicitation materials to the beneficial owners of shares held of record by such persons, who will be reimbursed for their reasonable expenses incurred in such connection.

                  A copy of the Company's 1997 Annual Report to Shareholders is being mailed along with this Proxy Statement.

                  UPON THE WRITTEN REQUEST OF ANY RECORD HOLDER OR BENEFICIAL OWNER OF COMMON STOCK ENTITLED TO VOTE AT THE ANNUAL MEETING, THE COMPANY, WITHOUT CHARGE, WILL PROVIDE A COPY OF ITS ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 1997, TOGETHER WITH THE FINANCIAL STATEMENT SCHEDULES, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. REQUESTS SHOULD BE DIRECTED TO SAUL KOMISAR, THERAPEUTIC ANTIBODIES INC., 1207 17TH AVENUE SOUTH, SUITE 103, NASHVILLE, TENNESSEE 37212.

                                            BY ORDER OF THE BOARD OF DIRECTORS
Nashville, Tennessee                        Harry G. Browne, M.D.
April 1, 1998                               Secretary

                                                                     Appendix A

                                   PROXY CARD

                           THERAPEUTIC ANTIBODIES INC.
                         ANNUAL MEETING OF SHAREHOLDERS
                                 APRIL 27, 1998

     THIS PROXY IS SOLICITED ON BEHALF OF THE COMPANY'S BOARD OF DIRECTORS.

                  The undersigned hereby appoints Martin S. Brown and Harry G. Browne, M.D., or either of them, with power of substitution or ________________, as Proxy(ies) to vote all stock of Therapeutic Antibodies Inc. owned by the undersigned at the Annual Meeting of Shareholders to be held at the University Club of Nashville, located at 2402 Garland Avenue, Nashville, Tennessee 37212, at 5:30 p.m. on April 27, 1998, and any adjournment thereof, on the following items of business and such other business as may properly come before the meeting.

1.  THE ELECTION AS DIRECTORS OF ALL NOMINEES LISTED BELOW:


NOMINEE                      FOR           AGAINST       NOMINEE                    FOR         AGAINST
-------                      ---           -------       -------                    ---         -------

Thomas G. Andrews         ________        ________       Robert C. Hilton         ________     ________
Martin S. Brown           ________        ________       A. J. Kazimi             ________     ________
Harry G. Browne, M.D.     ________        ________       John Landon, M.D.        ________     ________
Tim Chard, M.D.           ________        ________       Steven L. Stroup, M.D.   ________     ________
Andrew J. Heath, M.D.     ________        ________       Joseph D. Williams       ________     ________


2. THE ADOPTION OF THE ANNUAL REPORT TO SHAREHOLDERS AND THE AUDITED FINANCIAL STATEMENTS FOR THE YEAR ENDED DECEMBER 31, 1997. ______ FOR ______ AGAINST

3. THE RATIFICATION AND APPOINTMENT OF COOPERS & LYBRAND L.L.P. AS INDEPENDENT AUDITORS OF THE COMPANY AND ITS SUBSIDIARIES FOR THE COMPANY'S 1998 FISCAL YEAR. ______ FOR ______ AGAINST

4. THE APPROVAL AND AUTHORIZATION OF THE COMPANY TO FILE THE CERTIFICATE OF AMENDMENT TO THE COMPANY'S AMENDED AND RESTATED CERTIFICATE OF INCORPORATION, THE PRINCIPAL TERMS OF WHICH ARE DESCRIBED IN THE PROXY STATEMENT. ______ FOR ______ AGAINST

5. IN THEIR DISCRETION, UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT THEREOF.

                  THIS PROXY CARD, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THE PROXY DESIGNATED HEREBY WILL EXERCISE HIS OR HER DISCRETION AS TO WHETHER AND, IF SO, HOW TO VOTE ON ALL MATTERS TO PROPERLY COME BEFORE THE MEETING. YOU MAY, BUT ARE NOT REQUIRED TO, APPOINT ANY PERSON, WHETHER OR NOT AFFILIATED WITH THE COMPANY, AS YOUR PROXY. IN THE ABSENCE OF A SPECIFIC DESIGNATION, MARTIN S. BROWN AND HARRY G. BROWNE, M.D., OR EITHER OF THEM, WITH POWER OF SUBSTITUTION, SHALL ACT AS YOUR PROXY FOR THE ANNUAL MEETING.

                  Please sign, and when signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

                                            -----------------------------------
Dated: _________, 1998                      Shareholder Name (Please print)

                                            -----------------------------------
                                            Signature of Shareholder

                                            -----------------------------------
                                            Signature if held jointly

[ ] I expect to attend the Annual Meeting   [ ] I do not expect to attend the
                                                Annual Meeting

           PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY
                          USING THE ENCLOSED ENVELOPE.